EMPLOYMENT AGREEMENT


THIS AGREEMENT, made as of this 26th day of January, 2000, is by and between COYOTE NETWORK SYSTEMS, INC., a Delaware corporation (the "Company"), and JAMES
R. McCULLOUGH (the "Employee").

                                    RECITALS

WHEREAS, the Employee is willing to be employed by the Company upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in order to set forth the terms and conditions of the Employee's employment with the Company and in consideration of the covenants and agreements of the parties herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   EMPLOYMENT SERVICES

     Subject to the terms and conditions hereinafter set forth, the Company hereby employees the Employee as Chief Executive Officer commencing on January 14, 2000 and ending on the last day of the Term (as defined below). The Employee accepts such employment and agrees to perform all duties in a conscientious, reasonable and competent manner and to devote his reasonable best efforts to perform his duties pursuant to this Agreement and to further the business of the Company, as directed by the Board of Directors. Without further action of the Company, the Employee may engage in other business, consulting, financial and other activities during the employment hereunder subject to fulfilling his duties hereunder. The Employee has disclosed in Schedule 1 attached hereto the names of his other business affiliations as of the date hereof and agrees to promptly notify the Company of any additional affiliations.

2.   TERM AND TERMINATION

     2.1  TERM

     Subject to section 2.2 hereof, the employment of the Employee under this Agreement will commence on January 14, 2000 (the "Effective Date") and continue until the occurrence of the first of the following (the "Termination Date"):

          (a)  January 14, 2003 (i.e., a term of three years);

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          (b)  The Employee's death; or

          (c) The Employee's illness, physical or mental disability or other incapacity resulting in the Employee's inability to effectively perform his duties under this Agreement for an aggregate of thirty (30) days during any period of six (6) consecutive months.

               The period beginning on the Effective Date and ending on the Termination Date is referred to herein as the "Term."

     2.2  TERMINATION

          The Employee may be terminated prior to the expiration of the Term with or without "Cause" at the sole discretion of the Board of Directors. "Cause" shall include any of the following occurrences:

          (a) The Employee's conduct involving fraud or moral turpitude or the Employee's dishonesty involving the Company's business;

          (b) The Employee's chronic absence from work other than by reason of illness, injury, vacation or business- related travel, which continues after the Employee has received a written notice from the Company to halt such chronic absence;

          (c)  Conviction of any felony;

          (d) The Employee's conviction of any misdemeanor which is substantially related to the Employee's services hereunder;

          (e) The Employee's abuse of alcohol (whether or not on the job) after receiving a written notice from the Company to halt such usage or the Employee's conviction of a crime involving alcohol;

          (f) The Employee's use of illegal drugs or other illegal substance (whether or not on the job) after receiving a written notice from the Company to halt such usage or the Employee's conviction of a crime involving illegal drugs or other illegal substance, which impairs the Employee's ability to perform his duties under this Agreement or has an adverse effect (other than an insignificant effect) on the Company, its business or its relationship with any customer or supplier of the Company;

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          (g)  Conduct either within or outside the scope of the Employee's employment which has an adverse effect (other than an insignificant effect) on the Company, its business or its relationship with any customer or supplier of the Company;

          (h) A breach by the Employee of his obligations under sections 7, 8 or 9 hereof; and

          (i) A material breach of any other provision of this Agreement by the Employee, following written notice and failure to cure within a reasonable time (which cure period shall be no less than five days after Employee's receipt of such notice).

          The Employee may resign and terminate this Agreement on five days prior written notice to the Company for no reason or any reason ("Voluntary Termination"). In addition, the Employee may terminate this Agreement if the Company has materially breached any provision of this Agreement and the Company has not cured such breach within a reasonable time (but no less than five days) after receipt of written notice of such breach ("Termination for Good Cause").

     2.3  EFFECT OF TERMINATION

          If the Employee is terminated for "Cause" as defined above, or the Employee effects a Voluntary Termination, then this Agreement shall terminate and the Employee shall not be entitled to any unearned compensation or benefits under this Agreement as of the date of termination and any unvested options as of the date of termination granted pursuant to section 3.2 shall be void and cancelled. If the Employee is terminated without "Cause" as defined above, or the Employee effects a Termination for Good Cause, then this Agreement shall terminate and the Employee shall nevertheless be entitled to six months of semi-monthly salary installments as set forth in section 3.1 and the stock options and vesting schedule of section 3.2 shall remain in effect. The Employee's obligations in sections 6, 7, 8, 9 and 10 hereof shall survive the termination of employment hereunder for any reason.

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     3. COMPENSATION

     3.1 SALARY

          The Company agrees to pay the Employee for each full fiscal year of the term of this Agreement an annual salary, payable in 24 equal semi-monthly payments, at a rate equal to $160,000 per year.

     3.2  STOCK OPTIONS

          The Employee shall be entitled to receive five-year stock options of the Company for 750,000 shares of the Company's common stock at an exercise price of $5.00/share (the "Options"), with vesting as set forth below:

          Number of Options/Shares Vesting

           300,000  Immediate

           100,000 January 14, 2001, provided, however, such vesting shall be accelerated if the closing price of the Company's common stock on the Nasdaq National Market is equal to or greater than $8.00/share for 20 consecutive trading days

           150,000 January 14, 2002, provided, however, such vesting shall be accelerated if the closing price of the Company's common stock on the Nasdaq National Market is equal to or greater than $12.00/share for 20 consecutive trading days

           200,000 January 14, 2003, provided, however, such vesting shall be accelerated if the closing price of the Company's common stock on the Nasdaq National Market is equal to or greater than $16.00/share for 20 consecutive trading days

          All Options must be exercised on or before the earlier of (i) January 14, 2006 or (ii) the date which is three (3) years after termination of the Employee's employment with the Company for any reason.


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          Notwithstanding the foregoing, all stock options granted to the
          Employee above shall immediately vest in the event of any transaction in which substantially all of the assets of the Company are acquired or 50% or more of the issued and outstanding common stock of the Company is acquired by a single person, entity or group of such persons or entities.

          The Employee hereby acknowledges that the stock options set forth above and the shares underlying such stock options have not been registered or qualified for sale under the Securities Act of 1933, as amended (the "Act"), or any state securities law and may not be sold, hypothecated, pledged, assigned or otherwise transferred, nor will any assignee, vendee or other transferee be recognized as having an interest in such stock options or shares of stock, unless a registration statement under the Act and any applicable state securities laws is then in effect with respect to such stock options or shares of stock or the availability of an exemption from such registration is established to the satisfaction of the Company.

          The Employee further acknowledges that the Company must amend its Certificate of Incorporation (the "Charter Amendment") to authorize the shares underlying such Options to permit the Employee to exercise any such Options. The Company will use all commercially reasonable efforts to obtain the approval of its stockholders and take such other actions as are necessary to effect the Charter Amendment. Subject to the effectiveness of the Charter Amendment, the Company shall at all times prior to by which all such options must be exercised reserve and keep available, solely for issuance and delivery upon the exercise of such Options, a number of authorized shares of common stock equal to the number of shares of common stock which may be purchased upon exercise of such Options.

     3.3  ADJUSTMENT

          The Company and the Employee hereby agree that at the earlier of six
          (6) months from the date hereof or upon vesting of all of the options set forth in section 3.2 above, the Employee will meet with the Audit Committee of the Board of Directors for the purpose of increasing or adjusting the Employee's compensation hereunder. The focus of such meeting shall be an assessment of the granting of additional stock options and salary to the Employee.

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     3.4  ACKNOWLEDGEMENT

          The Company acknowledges (i) that the Options being granted hereunder are granted to the Employee in his individual capacity and not in payment of the Employee providing any finder, broker, dealer, placement agent or other investment banking or advisory services and
          (ii) the Options as awarded and vested are in no way dependent on the Employee introducing or causing any particular person or entity to invest in the Company or effect any given transaction with the Company.

     4.   REIMBURSEMENT FOR EXPENSES

          The Company agrees to reimburse the Employee for all reasonable business expenses incurred by him in connection with the performance of his obligations under this Agreement, subject to established reimbursement policies of the Company in effect from time-to-time regarding expense reimbursement, including, without limitation, reasonable travel, entertainment, cell phone, long distance charges and other customary expenses the Employee incurs in the performance of his duties hereunder, and to further reimburse the Employee for any reasonable legal or accounting fees incurred by Employee in connection with his entry into this Agreement or the performance of his duties up through the date hereof.

     5.   BENEFITS

          The Employee shall be entitled to the following benefits during the term of his employment under this Agreement, and shall be offered any additional benefits typically offered or provided any other executive officers of the Company.

     5.1  VACATION

          The Employee shall be allowed three (3) weeks of vacation per year during the term of this Agreement, with full pay and without loss of any other compensation of benefits, in accordance with established Company policies. The Employee shall coordinate the schedule of his vacations with other executives and the personnel of the Company at its affiliates so as to provide sufficient managerial and executive coverage for the Company's operations.

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     5.2  MOVING ALLOWANCE

          The Employee shall be entitled to reimbursement from the Company in an aggregate amount of $20,000 for expenses relating to his initial relocation to the Company's headquarters.

     5.3  OTHER BENEFITS

          The Employee may receive such other benefits, if any, as the Board of Directors may from time-to-time make available to the Employee in the Board of Directors' sole discretion; provided, however, the Employee shall be eligible for any benefits offered to any other member of the Company's senior executive team on terms no less favorable that those offered to other members of the senior executive team.

     5.4  PAYMENTS

          All cash payments due to the Employee hereunder shall be paid promptly (no later than two business days after the due date) in immediately available funds to the account specified by the Employee or by check made payable to the order of the Employee.

     6.   DEFINITIONS

          (a) As used in this Agreement, the following words have the meanings specified:

          (b) "Proprietary Ideas" means ideas, suggestions, inventions and work relating in any way to the business and activities of the Company which may be subjects of protection under applicable laws, including common law, respective patents, copyrights, trade secrets, trademarks, service marks or other intellectual property rights.

          (c) "Invention" means inventions, designs, discoveries, improvements and ideas, whether or not patentable, including without limitation, upon the generality of the foregoing, novel or improved products, processes, machines, software, promotional and advertising materials, business data processing programs and systems, and other manufacturing and sales techniques, which either (a) relate to (i) the business of the Company as conducted from time-to-time or (ii) the Company's actual or demonstrably


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               anticipated research or development, or (b) result from any work performed by the Employee for the Company.

          (d) "Confidential Information" means Proprietary Ideas and also information related to the Company's business, whether or not in written or printed form, not generally known in the trade or industry of which the Employee has or will become informed during the period of employment by the Company, which may include but is not limited to product specifications, manufacturing procedures, methods, equipment, compositions, technology, formulas, trade secrets, know-how, research and development programs, sales methods, customer lists, mailing lists, customer usage and requirements, software and other confidential technical or business information and data; provided, however, that Confidential Information shall not include any information which is in the public domain by means other than disclosure by the Employee or which the Employee must disclose by operation of law or legal or administrative process.

          (e) As used in sections 7, 8, 9 and 10 only, the term "the Company" shall include all entities affiliated with the Company.

     7.   DISCLOSURE AND ASSIGNMENT OF INVENTIONS

          The Employee agrees to disclose to the Company, and hereby assigns to the Company all of the Employee's rights in and, if requested to do so, provide a written description of, any Inventions conceived or reduced to practice at any time during the Employee's employment by the Company, either solely or jointly with others and whether or not developed on the Employee's own time or with the Company's resources. The Employee agrees that Inventions first reduced to practice within one (1) year after termination of the Employee's employment by the Company shall be treated as if conceived during such employment unless the Employee can establish specific events giving rise to the conception which occurred after such employment. Further, the Employee disclaims and will not assert any rights in Inventions as having been made, conceived or acquired prior to employment by the Company except such as are specifically listed at the conclusion of this Agreement. The Employee shall cooperate with the Company and shall execute and deliver such documents and do such other acts and things as the Company may request, at the Company's expense, to obtain and maintain letters patent or registrations covering any Inventions and to vest in


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          the Company all rights therein free of all encumbrances and adverse claims.

     8.   CONFIDENTIAL INFORMATION

          The Employee shall not disclose to the Company or induce the Company to use any secret or confidential information belonging to persons not affiliated with the Company, including any former employer of the Employee. In addition to all duties of loyalty imposed on the Employee by law, the Employee shall maintain Confidential Information in strict confidence and secrecy and shall not at any time, during or at any time after termination of employment with the Company, directly or indirectly, use or disclose to others any Confidential Information, or use it for the benefit of any person or entity (including the Employee) other than the Company, without the prior written consent of any authorized officer of the Company (except for disclosures to persons acting on the Company's behalf with a need to know such information). The Employee shall carefully preserve any documents, records, tangible data relating to Inventions or Confidential Information coming into the Employee's possession and shall deliver the same and any copies thereof to the Company upon request and, in any event, upon termination of the Employee's employment by the Company.

     9.   NON-SOLICITATION

          (a) The Employee agrees that he will not, during the one-year period following termination of his employment with the Company, be connected in any way with the solicitation of any then current or potential (defined as persons or companies with pending quotes to or from the Company) customers or suppliers of the Company if such solicitation is likely to result in a loss of business for the Company.

          (b) The Employee agrees that he will not, during the one year period following termination of his employment with the Company, solicit for employment, employ or engage as a consultant any person who had been an employee of the Company at any time in the two year period prior to the Employee's termination of employment with the Company.

          (c) In the event the covenants set forth in this section 9 are found to be unenforceable or invalid by reason of being overly broad, the parties hereto intend that such covenants shall be limited to

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               such scope, geographic area and duration as shall make such covenants valid and enforceable.

     10.  ENFORCEMENT OF SECTION 7, 8 AND 9

          Recognizing that compliance with the provisions of sections 7, 8 and 9 of this Agreement is necessary to protect the goodwill and other proprietary interests of the Company, and that breach of the Employee's agreements thereunder will result in irreparable and continuing damages to the Company for which there will be no adequate remedy at law, the Employee hereby agrees that in the event of any breach of such agreements, the Company shall be entitled to seek injunctive relief and such other and further relief, including damages, as may be proper.

     11.  LAWS, REGULATIONS AND CONTRACTS

          The Employee agrees to comply, and to do all things necessary for the Company to comply, with all federal, state, local and foreign laws and regulations which may be applicable to the business and operations of the Company, and with any contractual obligations, including, without limitation, confidentiality obligations, which may be applicable to the Company or Executive under any contracts between the Company and its customers, suppliers or third parties.

     12.  MISCELLANEOUS

     12.1 AMENDMENT AND MODIFICATION

          The Company (by action of the Board of Directors) and the Employee may amend, modify and supplement this Agreement only in such manner as may be agreed upon by the Company and the Employee in writing.

     12.2 ENTIRE AGREEMENT

          This instrument embodies the entire agreement between the parties hereto with respect to the employment relationship created hereby and supersedes and replaces any prior agreements pertaining to employment between the Employee and the Company. There have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein relating to such employment relationship.

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     12.3 ASSIGNMENT

          This Agreement shall not be assigned by the Employee without the written consent of the Company. Any attempted assignment without such written consent shall be null and void and without legal effect; provided, however, nothing herein shall prevent the Employee from assigning and of his rights to payment hereunder to any third company in full compliance with all state and federal laws. This Agreement may be assigned by the Company to a successor corporation or a good-faith purchaser of the Company's stock or assets only in connection with a sale of all or substantially all of the Company's assets or as a result of a merger or other business combination involving the Company and any such assignment shall not terminate or modify this Agreement, except that the employing party to which the Employee shall have been transferred shall, for the purposes of this Agreement, be construed as standing in the same place and stead as the Company as of the date of the assignment.

     12.4 BINDING

          Subject to section 12.3 hereof, this Agreement shall be binding upon and insure to the benefit of the respective parties hereto and their successors, assigns, heirs, executors, administrators and personal representatives. The parties hereto shall be entitled, at their option, to the remedy of specific performance to enforce any of the provisions of this Agreement.

     12.5 ARBITRATION

          Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by binding arbitration in Los Angeles, California administered by the American Arbitration Association under its Employment Dispute Resolution, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     12.6 AGREEMENT SEVERABLE; WAIVER

          This is a severable Agreement and in the event that any part of this Agreement shall be held to be unenforceable, all other parts of this Agreement shall remain valid and fully enforceable as if the unenforceable part or parts had not been included herein. No waiver of any provision of this Agreement shall be binding unless executed in


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          writing by the party to be bound hereby. No waiver of a breach of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of a breach of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver of such breach unless otherwise expressly provided. No failure or delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     12.7 NOTICES

          For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to EMPLOYEE, to:      James R. McCullough
                                   69 Liberty Street
                                   Madison, CT  06943

          If to COMPANY, to:       Coyote Network Systems, Inc.
                                   Attn: President
                                   4360 Park Terrace Drive
                                   Westlake Village, CA 91361

          or to such other address as either party may have furnished to the other in writing in accordance herewith except that notices of a change of address shall be effective only upon receipt.

     12.8 AFFILIATED PARTIES

          The Employee hereby represents to the Company that he has ownership interests in the companies or entities listed on Schedule 1 attached hereto which may from time to time enter into transactions or other business relationships with the Company. The Employee hereby agrees he will update Schedule 1 immediately if there are changes. No contract, transaction or other business relationship involving the Company and any such company or entity affiliated with Employee as of the date of such proposed contract, transaction or business relationship may be authorized solely by the Employee.

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     12.8 GOVERNING LAW

          This Agreement shall be governed and construed under the laws of the State of California.

     12.9 INDEMNIFICATION; INSURANCE

          The Company represents and warrants to the Employee that it has and will maintain adequate directors and officers' liability insurance coverage and that it will indemnify the Employee to the full extent permitted by the General Corporation Law of the State of Delaware, as provided in the Certificate of Incorporation of the Company.

     12.10 CORPORATE AUTHORITY; ENFORCEABILITY

          The Company represents and warrants to the Employee that it is a corporation duly organized and validly existing under the laws of the State of Delaware and that the execution and delivery of this Agreement, and the performance by the Company of its obligations hereunder, have been duly authorized by proper corporate action on the part of the Company. This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     THE EMPLOYEE ACKNOWLEDGES HAVING READ, EXECUTED AND RECEIVED A COPY OF THIS AGREEMENT, INCLUDING THE FOLLOWING NOTICE, AND AGREES THAT, WITH RESPECT TO THE SUBJECT MATTER HEREOF, IT CONSTITUTES THE EMPLOYEE'S ENTIRE AGREEMENT WITH THE COMPANY, SUPERSEDING ANY PREVIOUS ORAL OR WRITTEN COMMUNICATIONS, REPRESENTATIONS, UNDERSTANDINGS OR AGREEMENTS WITH THE COMPANY OR ANY OF ITS OFFICIALS OR REPRESENTATIVES.

     Notwithstanding anything to the contrary in section 7 hereof, this Agreement does not apply to an Invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on the Employee's own time, unless (a) the Invention relates (i) to the business of the Company as conducted from time-to-time or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by the Employee for the Company.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                            COYOTE NETWORK SYSTEMS, INC.

                            BY:  /s/ James J. Fiedler    /s/ Daniel W. Latham
                                 --------------------    --------------------
                                 James J. Fiedler        Daniel W. Latham
                                 Chairman                President


                            /s/ James R. McCullough
                            -----------------------
                            JAMES R. McCULLOUGH

                                   SCHEDULE 1

                       AFFILIATIONS OF JAMES R. McCULLOUGH
                           IN OTHER BUSINESS VENTURES


A.   Ownership Interests:

               Name of Business                       Ownership Interest

        Renwick Corporate Finance, Inc.                       50%
             First Venture Leasing                            25%
                   KJR, LLC                                 33-1/3%

B.   Directorships: None.

C. Officer Positions in other Companies: None other than various positions with the entities listed in section A above.